SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 26, 2005

Date of Report

(Date of earliest event reported)

DAXOR CORPORATION

(Exact name of registrant as specified in this charter)

NEW YORK	001-09999	13-2682108
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

350 FIFTH AVENUE, SUITE 7120, NEW YORK, NY 10118

(Address and Zip Code of Principal Executive Offices)

Issuer's Telephone Number: (212) 244-0555

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) If the registrant has received notice from the national securities exchange or national securities association (or a facility thereof ) that maintains the principal listing for any class of the registrant’s common equity (as defined in Exchange Act Rule 12b-2 (17 CFR 24012b-2).

(i)

On August 24, 2005, Daxor Corporation received written notice from the American Stock Exchange.

(ii)

On August 24, 2005 Daxor received notice from the American Stock Exchange that because we did not file our Form 10-Q for the 2nd quarter 2005 within the 5-day extension permitted by the Securities and Exchange Commission Form 12b-25, Daxor Corporation was not in compliance with the AMEX rule for filing financials in a timely manner.

(iii)

We are planning to file our Form 10-Q for the quarter ended June 30, 2005 on or before August 29, 2005.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAXOR CORPORATION

By:	/s/ Joseph Feldshuh, M.D.
President, Principal Executive Officer, and
Chairman of the Board

Date: August 26, 2005